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                                                                    Exhibit 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Learning Company, Inc. pertaining to the Palladium Interactive, Inc. 1996 Stock Option Plan and the Palladium Interactive, Inc. 1997 Stock Option Plan of our report dated October 3, 1997, with respect to the consolidated financial statements and schedule of Broderbund Software, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Palo Alto, California
January 15, 1999